SERVICES AND SECONDMENT AGREEMENT
     This Services and Secondment Agreement (the “Agreement”), dated as of August 10, 2007 (the “Effective Date”), is entered into between QUICKSILVER RESOURCES INC., a Delaware corporation (“Company”), and QUICKSILVER GAS SERVICES GP LLC, a Delaware limited liability company (“MLP GP”), the general partner of Quicksilver Gas Services LP (“Partnership”). Company and MLP GP are hereinafter each referred to as a “Party” and collectively referred to as the “Parties.” The Partnership and the MLP GP are sometimes collectively referred to as the “Partnership Entities.”
RECITALS:
     WHEREAS, Company will provide to MLP GP the services necessary to operate, manage and maintain the Partnership’s approximately 120 mile natural gas gathering pipeline system located in the southern portion of the Fort Worth Basin (the “Cowtown Pipeline”) and the Partnership’s natural gas processing plant, consisting of a newly-constructed 125 MMcf/d natural gas processing unit and a 75 MMcf/d natural gas processing unit, located in Hood County, Texas (the “Cowtown Plant,” together with the Cowtown Pipeline and any subsequent additions to or expansions of the Cowtown Pipeline or Cowtown Plant, the “Cowtown Assets”);
     WHEREAS, in connection with the provision of the services under this Agreement, Company desires to second to MLP GP certain personnel employed or contracted by Company in connection with the Cowtown Assets;
     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and MLP GP hereby agree as follows:
ARTICLE 1
SECONDMENT
1.1 Seconded Employees.
     Subject to the terms of this Agreement, Company agrees to second to MLP GP, and MLP GP agrees to accept the secondment of, those certain specifically identified individuals (each, a “Seconded Employee” and collectively, the “Seconded Employees”) listed on Exhibit A (the “Seconded Employee Schedule”) for the purpose of performing job functions related to the Cowtown Assets (the “Secondment”). The Seconded Employees will remain at all times employees of the Company but in addition, they will also be temporary employees of MLP GP during the Period of Secondment and shall, at all times during the Period of Secondment, work under the direction, supervision and control of MLP GP. The Company will retain the right to hire or discharge the Seconded Employees but, subject to the provisions in Section 1.2, will not have the right to terminate the Secondment to MLP GP or otherwise exercise direction, supervision or control over the Seconded Employees. For each Seconded Employee, the “Period of Secondment” shall be that period of time as set forth in Section 1.2. Seconded Employees shall have no authority or apparent authority to act on behalf of Company during the Period of Secondment. The Seconded Employee Schedule sets forth the names of the Seconded Employees seconded by Company, the job functions of the Seconded Employees, and the starting date for the Period of Secondment for each Seconded Employee. Individuals may be added or removed from the Seconded Employee Schedule from time to time by the execution by the Parties of a completed “Addition/Removal/Change of Responsibility of Seconded Employee” form, the form of which is attached to this Agreement as Exhibit B, which will be fully binding on the Parties for all purposes under this Agreement. Those rights and obligations of the Parties under this Agreement that relate to individuals that were on the Seconded Employee Schedule but then later removed from the Seconded Employee Schedule, which rights and obligations accrued before the removal of such individual, will survive the removal of such individual from the Seconded Employee Schedule to the extent necessary to enforce such rights and obligations.
1.2 Period of Secondment.
     Company will second to MLP GP each Seconded Employee on the start date set forth on the Seconded Employee Schedule and continue to second, during the period (and only during the period) that the Seconded Employee is performing services for MLP GP, until the earliest of:
     (a) the end of the term of this Agreement;
     (b) the end date, if any, set forth for the Seconded Employee on the Seconded Employee Schedule (or another end date for such Seconded Employee as mutually agreed in writing by the Parties) (the “End Date”);
     (c) a withdrawal, departure, resignation or termination of such Seconded Employee under Section 1.3;
     (d) the date on which Quicksilver Gas Holdings LLC ceases to own a majority of the issued and outstanding voting common equity capital of MLP GP and MLP GP has entered into satisfactory arrangements which in good faith MLP GP determines will provide MLP GP with suitable qualified and experienced full-time or seconded employees necessary to operate, manage and maintain the Cowtown Assets; and
     (e) a termination of Secondment for such Seconded Employee under Section 1.4.
     At the end of the Period of Secondment for any Seconded Employee, such Seconded Employee will no longer be subject to the direction of MLP GP with regard to the Seconded Employee’s day-to-day activities.
1.3 Withdrawal, Departure or Resignation.
     Company will use reasonable efforts to prevent any early withdrawal, departure or resignation of any Seconded Employee prior to the End Date for such Seconded Employee’s Period of Secondment. If any Seconded Employee tenders his resignation to Company as an employee of Company, Company will promptly notify MLP GP. During the Period of Secondment for any Seconded Employee, Company will not voluntarily withdraw or terminate any Seconded Employee except with the written consent of MLP GP (which may be through the execution of a completed Addition/Removal/Change of Responsibility of Seconded Employee

form), such consent not to be unreasonably withheld. Company will indemnify, defend and hold harmless MLP GP, its directors, officers and employees against any and all costs, expenses (including reasonable attorneys’ fees), claims, demands, losses, liabilities, obligations, actions, lawsuits and other proceedings, judgments and awards (each, a “Loss” and collectively, the “Losses”) arising out of or in any way connected with or related to the termination of employment of the Seconded Employee by Company without the consent of the MLP GP EVEN THOUGH SUCH LOSS MAY BE CAUSED IN PART BY THE NEGLIGENCE OF ONE OR MORE OF THE PARTNERSHIP ENTITIES, except to the extent that such Losses (i) arise solely out of or result solely from the negligence, gross negligence or willful misconduct of any of the Partnership Entities, or (ii) arise in connection with the termination of a Seconded Employee for cause. Upon the termination of employment, the Seconded Employee will cease performing services for MLP GP.
1.4 Termination of Secondment.
     MLP GP will have the right to terminate the Secondment to MLP GP of any Seconded Employee for any reason at any time. Subject to Section 1.2, Company will not have the right to terminate the Secondment to MLP GP of any Seconded Employee. Upon the termination of any Seconded Employee’s Period of Secondment, Company will be solely liable for any costs or expenses associated with the termination of the Secondment, except as otherwise specifically set forth in this Agreement. Company will indemnify, defend and hold harmless MLP GP, its directors, officers and employees against all Losses arising out of or in any way connected with the termination of Secondment of the Seconded Employee by MLP GP EVEN THOUGH SUCH LOSS MAY BE CAUSED IN PART BY THE NEGLIGENCE OF ONE OR MORE OF THE PARTNERSHIP ENTITIES, except to the extent that such Losses arise solely out of or result solely from the negligence, gross negligence or willful misconduct of any of the Partnership Entities. Upon the termination of a Secondment, the Seconded Employee will cease performing services for MLP GP. At no time will MLP GP have the right to terminate the employment with the Company of the Seconded Employees.
1.5 Supervision.
     During the Period of Secondment, MLP GP shall:
     (a) be ultimately and fully responsible for the daily work assignments of the Seconded Employee (and with respect to Seconded Employees that also provide services to the Company in connection with its operations (“Shared Seconded Employees”) during those times that the Shared Seconded Employees are performing services for MLP GP hereunder), including supervision of their day-to-day work activities and performance consistent with the purposes stated in Section 1.1 and the job functions set forth in the Seconded Employee Schedule;
     (b) set the hours of work and the holidays and vacation schedules (other than with respect to Shared Seconded Employees, as to which MLP GP and Company shall jointly determine) for the Seconded Employee; and
     (c) have the right to determine training which will be received by the Seconded Employee.

     In the course and scope of performing any Seconded Employee’s job functions, the Seconded Employee will be integrated into the organization of MLP GP, will report into MLP GP’s management structure, and will be under the direct management and supervision of MLP GP. MLP GP shall designate one of its officers who does not also provide services to the Company in connection with the Company’s operations to be responsible for the supervisory function set forth in this Section 1.5 on behalf of MLP GP.
1.6 Seconded Employee Qualifications; Approval.
     Company will provide such suitably qualified and experienced Seconded Employees as Company is able to make available to MLP GP, and MLP GP will have the right to approve or reject such Seconded Employee.
ARTICLE 2
SECONDMENT SERVICES
2.1 Secondment Services.
     Company shall second Seconded Employees to MLP GP to provide MLP GP with those services necessary to operate, manage and maintain the Cowtown Assets (the “Secondment Services”).
2.2 Cancellation or Reduction of Secondment Services.
     MLP GP may terminate or reduce the level of any of the Secondment Services on 30 days’ prior written notice to Company. In the event MLP GP terminates the Secondment Services, MLP GP shall pay Company the monthly installment for the last month (or portion thereof) in which it received such services. Upon payment thereof, MLP GP shall have no further payment obligations. In the event that MLP GP reduces the level of any of the Secondment Services, the Parties will negotiate in good faith to determine an appropriate Services Reimbursement (as defined in Section 3.1 below) for the reduced Secondment Services.
2.3 Workers’ Compensation.
     At all times, the Company will maintain workers’ compensation insurance applicable to the Seconded Employees. The Company wil name MLP GP as an also insured employer under such insurance policy. Prior to being assigned any duties by MLP GP, each Seconded Employee must sign an acknowledgement that the Seconded Employee is an employee during the Secondment Period of both the Company and MLP GP and that for any work place injury, the Seconded Employee’s sole remedy will be under the Company’s workers’ compensation insurance policy.

ARTICLE 3
SERVICES REIMBURSEMENT
3.1 Operational, Management, and Routine Maintenance Expenses.
     On or before the fifth business day of each month, Company shall send an invoice to MLP GP for that amount of money associated with all expenses incurred by Company in connection with the performance of the Secondment Services during the preceding month (the “Services Reimbursement”). MLP GP shall pay such invoice within 45 days of receipt.
3.2 Seconded Employees.
     Among other items, the Services Reimbursement shall include all reasonable costs and expenses incurred by the Company for the Seconded Employees, including, but not limited to:
(i)	compensation, salary, and wages (including payroll and withholding taxes associated therewith) ;

(ii)	401(k) costs and any matching 401(k) contributions;

(iii)	vacation and sick leave benefits;

(iv)	medical and health insurance benefits;

(v)	disability insurance;

(vi)	workers’ compensation insurance;

(vii)	life insurance;

(viii)	severance payments, if any;

(ix)	and any other employee benefit for which Company incurs costs
     The costs and expenses described in (i) through (viii) above are referred to as “Seconded Employee Expenses.”
ARTICLE 4
ALLOCATION; RECORDS; AGENT
4.1 Allocation; Records.
     Company will use commercially reasonable efforts to maintain an allocation schedule reflecting the direct and indirect costs of the Seconded Employee Expenses based on the Secondment Services. MLP GP will use commercially reasonable efforts to keep and maintain books/records reflecting hours worked and costs and expenses incurred in connection with each of the Seconded Employees, and the Company will have the right from time to time upon its reasonable request to audit such books/records maintained by MLP GP. MLP GP and its representatives will have the right to audit such records and such other records as MLP GP may reasonably require in connection with its verification of the Seconded Employee Expenses during regular business hours and on reasonable prior notice. Based on these records, MLP GP may request the adjustments under Section 3.2 above.
4.2 Agent.
     Seconded Employee Expenses remain the primary legal responsibility of MLP GP as the employer of the Seconded Employees during the Secondment Period. Company agrees to act as agent for MLP GP in paying the Seconded Employee Expenses of the employees temporarily assigned under this Secondment Agreement. Company agrees to indemnify and hold MLP GP harmless from any and all Losses incurred by MLP GP or any of the other Partnership Entities related to Company’s failure to carry out its duties as agent for the payment of the Seconded Employee Expenses as set forth above, except to the extent that such Losses arise solely out of or result solely from the negligence, gross negligence or willful misconduct of any of the Partnership Entities.
ARTICLE 5
TERM
     The term of this Agreement will commence on the Effective Date and will continue for an initial period of 10 years. Upon the expiration of the initial 10 year period, the term of this Agreement shall automatically extend for an additional 12 month period, unless either Party provides at least 180 days’ prior written notice to the other Party prior to the expiration of such initial period that the Party wishes for this Agreement to expire at the end of the initial 10 year period. After the initial 12 month renewal period, the term of this Agreement shall automatically extend for additional 12 month periods, unless either Party provides prior written notice at least 180 days prior to the expiration of the applicable 12 month period that the Party wishes for this Agreement to expire at the end of such 12 month period. Upon proper notice by a Party to the other Party, in accordance with this Article 5, that the Party wishes for this Agreement to expire on the expiration of the applicable 10 year or 12 month period, this Agreement shall not automatically extend, but shall instead expire upon the expiration of the 10 year or 12 month period and only those provisions that, by their terms, expressly survive this Agreement shall so survive. Notwithstanding the foregoing, MLP GP may terminate this agreement at any time upon 180 days prior written notice to Company and only those provisions that, by their terms, expressly survive this Agreement shall so survive.
ARTICLE 6
GENERAL PROVISIONS
6.1 Accuracy of Recitals.
     The paragraphs contained in the recitals to this Agreement are incorporated in this Agreement by this reference, and the Parties to this Agreement acknowledge the accuracy thereof.

6.2 Notices.
     Any notice, demand, or communication required or permitted under this Agreement shall be in writing and delivered personally, by reputable courier, or by telecopier, and shall be deemed to have been duly given as of the date and time reflected on the delivery receipt if delivered personally or sent by reputable courier service, or on the automatic telecopier receipt if sent by telecopier, addressed as follows:
Quicksilver Resources Inc.
777 West Rosedale Street
Fort Worth, Texas 76104
Attn: Law Department
Telecopy: 817-665-5004
Quicksilver Gas Services GP LLC
777 West Rosedale Street
Fort Worth, Texas 76104
Attn: Law Department
Telecopy: 817-665-5004
     A Party may change its address for the purposes of notices hereunder by giving notice to the other Party specifying such changed address in the manner specified in this Section 6.2.
6.3 Further Assurances.
     The Parties agree to execute such additional instruments, agreements and documents, and to take such other actions, as may be necessary to effect the purposes of this Agreement.
6.4 Modifications.
     Any actions or agreement by the Parties to modify this Agreement, in whole or in part, shall be binding upon the Parties, so long as such modification shall be in writing and shall be executed by all Parties with the same formality with which this Agreement was executed.
6.5 Interpretation.
     In this Agreement, unless a clear contrary intention appears: (a) the singular includes the plural and vice versa; (b) reference to any individual, or any partnership, corporation, limited liability company, trust or other legal entity (“Person”) includes such Person’s successors and assigns but, in the case of Party, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) reference to any gender includes each other gender; (d) reference to any agreement (including this Agreement), document or instrument means such agreement, document, or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of this Agreement; (e) reference to any Section means such Section of this Agreement, and references in any Section or definition to any clause means such clause of such Section or definition; (f) “hereunder,” “hereof,” “hereto” and words of similar import will be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof or thereof; (g) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and (h) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including.”
6.6 Titles and Headings.
     Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.
6.7 No Third Party Beneficiaries.
     No Person not a Party to this Agreement will have any rights under this Agreement as a third party beneficiary or otherwise, including, without limitation, Seconded Employees.
6.8 Relationship of the Parties.
     (a) Nothing in this Agreement will constitute the Partnership Entities, Company or its Affiliates as members of any partnership, joint venture, association, syndicate or other entity.
     (b) As used in this Agreement, “Affiliate” means, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (b) any Person owning or controlling fifty percent (50%) or more of the voting interests of such Person, (c) any officer or director of such Person, or (d) any Person who is the officer, director, trustee, or holder of fifty percent (50%) or more of the voting interest of any Person described in clauses (a) through (c). For purposes of this definition, the term “controls,” “is controlled by” or “is under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, no Partnership Entities shall be deemed to be an Affiliate of Company nor shall Company be deemed to be an Affiliate of any Partnership Entities.
6.9 Assignment.
     Neither Party will, without the prior written consent of the other Party, which consent shall not be unreasonably withheld, assign, mortgage, pledge or otherwise convey this Agreement or any of its rights or duties hereunder; provided, however, that either Party may assign or convey this Agreement without the prior written consent of the other Party to an Affiliate. Unless written consent is not required under this Section 6.9, any attempted or purported assignment, mortgage, pledge or conveyance by a Party without the written consent of the other Party shall be void and of no force and effect. No assignment, mortgage, pledge or other conveyance by a Party shall relieve the Party of any liabilities or obligations under this Agreement.

6.10 Binding Effect.
     This Agreement will be binding upon, and will inure to the benefit of, the Parties and their respective successors, permitted assigns and legal representatives.
6.11 Counterparts.
     This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which together shall constitute one and the same Agreement. Each Party may execute this Agreement by signing any such counterpart.
6.12 Time of the Essence.
     Time is of the essence in the performance of this Agreement.
6.13 Governing Law.
     This Agreement shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with and governed by, the laws of the State of Texas.
6.14 Delay or Partial Exercise Not Waiver.
     No failure or delay on the part of any Party to exercise any right or remedy under this Agreement will operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or any related document. The waiver by either Party of a breach of any provisions of this Agreement will not constitute a waiver of a similar breach in the future or of any other breach or nullify the effectiveness of such provision.
6.15 Entire Agreement.
     This Agreement constitutes and expresses the entire agreement between the Parties with respect to the subject matter hereof. All previous discussions, promises, representations and understandings relative thereto are hereby merged in and superseded by this Agreement.
6.16 Waiver.
     To be effective, any waiver or any right under this Agreement will be in writing and signed by a duly authorized officer or representative of the Party bound thereby.
6.17 Signatories Duly Authorized.
     Each of the signatories to this Agreement represents that he is duly authorized to execute this Agreement on behalf of the Party for which he is signing, and that such signature is sufficient to bind the Party purportedly represented.

6.18 Incorporation of Exhibits by References.
     Any reference herein to any exhibit to this Agreement will incorporate it herein, as if it were set out in full in the text of this Agreement.
6.19 Dispute Resolution and Arbitration.
     (a) Should a dispute arise between the Parties, the Parties shall promptly seek to amicably resolve any such dispute by negotiations between the Parties prior to the initiation of binding arbitration in accordance with Section 6.19(b). The Parties shall meet at a mutually acceptable time and place within fifteen (15) days and thereafter as often as they reasonably determine to be necessary or appropriate to exchange relevant information and to attempt to resolve the dispute. All negotiations and communications pursuant to this Section 6.19(a) shall be treated and maintained by the Parties as confidential information and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence. Any proposed resolution of a dispute under this Agreement must be approved on behalf of the Partnership by the Conflicts Committee of the Board of Directors of MLP GP before it is finalized. If the matter is not resolved within 30 days after the initial meeting of the Parties, or such longer period as may be mutually agreed upon, either Party may initiate arbitration in accordance with Section 6.19(b).
     (b) Any disputes hereunder, including the inability of the Parties to agree to an adjustment to the Services Reimbursements pursuant to the provisions of Section 3.1, must be resolved through the use of binding arbitration using three arbitrators, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as supplemented to the extent necessary to determine any procedural appeal questions by the Federal Arbitration Act (Title 9 of the United States Code). If there is any inconsistency between this Section and the Commercial Arbitration Rules or the Federal Arbitration Act, the terms of this Section 6.19 will control the rights and obligations of the Parties. Arbitration must be initiated within the applicable time limits set forth in this Agreement and not thereafter or if no time limit is given, within the time period allowed by the applicable statute of limitations. Arbitration may be initiated by a party (“Claimant”) serving written notice on the other party (“Respondent”) that the Claimant elects to refer a particular dispute to binding arbitration. Claimant’s notice initiating binding arbitration must identify the arbitrator Claimant has appointed. The Respondent shall respond to Claimant within 30 days after receipt of Claimant’s notice, identifying the arbitrator Respondent has appointed. If the Respondent fails for any reason to name an arbitrator within the 30-day period, Claimant shall petition to the American Arbitration Association for appointment of an arbitrator for Respondent’s account. The two arbitrators so chosen shall select a third arbitrator within 30 days after the second arbitrator has been appointed. The Claimant will pay the compensation and expenses of the arbitrator named by or for it, and the Respondent will pay the compensation and expenses of the arbitrator named by or for it. The costs of petitioning for the appointment of an arbitrator, if any, shall be paid by Respondent. The Claimant and Respondent will each pay one-half of the compensation and expenses of the third arbitrator. All arbitrators must (a) be neutral parties who have never been officers, directors or employees of any of the Partnership Entities, Company or its Affiliates and (b) have not less than seven years experience in the energy industry. The hearing will be conducted in Fort Worth, Texas and commence within 30 days after the selection of the third arbitrator. The Parties and the arbitrators should proceed diligently and in good faith in order that the award may be made as promptly as possible. Except as provided in the Federal Arbitration Act, the decision of the arbitrators will be binding on and non-appealable by the parties hereto. The arbitrators shall have no right to grant or award indirect, consequential, punitive or exemplary damages of any kind.
6.20 Continuation of Work During Dispute.
     Subject to Section 2.2 hereof, notwithstanding any dispute, it shall be the responsibility of each Party to continue to perform its obligations under this Agreement pending resolution of the dispute.
[Signature page follows]

     AS WITNESS HEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives on the date herein above mentioned.

QUICKSILVER RESOURCES INC.

By:	/s/ Philip Cook
Name: Philip Cook
Title: Senior Vice President—Chief Financial Officer

QUICKSILVER GAS SERVICES GP LLC

By:	/s/ Philip Cook

Name: Philip Cook
Title: Senior Vice President—Chief Financial Officer

EXHIBIT A TO THE
SERVICES AND SECONDMENT AGREEMENT
     This Exhibit A is attached the Services and Secondment Agreement (the “Agreement”) dated August 10, 2007 by and between QUICKSILVER RESOURCES INC. and QUICKSILVER GAS SERVICES GP LLC. All defined terms used herein shall have the same meaning as set forth in the Agreement.
     All information must be filled in for this form to be valid.
SECONDED EMPLOYEE SCHEDULE

Name of Seconded
Employee	Title and Job Function	Start Date

QUICKSILVER RESOURCES INC.		QUICKSILVER GAS SERVICES GP LLC

By:		By:

Name:	Philip Cook	Name:	Philip Cook
Title:	Senior Vice President—Chief Financial Officer	Title:	Senior Vice President—Chief Financial Officer

EXHIBIT B TO THE
SERVICES AND SECONDMENT AGREEMENT
     This Exhibit B is attached the Services and Secondment Agreement (the “Agreement”) dated August 10, 2007 by and between QUICKSILVER RESOURCES INC. and QUICKSILVER GAS SERVICES GP LLC. All defined terms used herein shall have the same meaning as set forth in the Agreement.
ADDITION/REMOVAL/CHANGE OF RESPONSIBILITY
OF SECONDED EMPLOYEE
     In accordance with Section 1.1 of the Secondment Agreement, the Parties hereto wish to add, remove, or change the responsibilities of the following Seconded Employees.
     All information must be filled in for this form to be valid.

Name of Seconded
Employee	Title and Job Function	Start Date	End Date

QUICKSILVER RESOURCES INC.		QUICKSILVER GAS SERVICES GP LLC

By:		By:

Name:	Philip Cook	Name:	Philip Cook
Title:	Senior Vice President—Chief Financial Officer	Title:	Senior Vice President—Chief Financial Officer